As filed with the Securities and Exchange Commission on May 25, 2010.
Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

REED ELSEVIER PLC (Exact name of Registrant as specified in its charter)	REED ELSEVIER NV (Exact name of Registrant as specified in its charter)
England (Jurisdiction of incorporation or organisation)	The Netherlands (Jurisdiction of incorporation or organisation)
Not Applicable (I.R.S. Employer Identification No.)	Not Applicable (I.R.S. Employer Identification No.)
1-3 Strand London WC2N 5JR England (Address of principal executive offices)	Radarweg 29 1043 NX Amsterdam The Netherlands (Address of principal executive offices)

Reed Elsevier Group plc Lexis-Nexis Risk & Information Analytics Group Long Term Incentive Plan
Reed Elsevier Group plc Bonus Investment Plan 2010
Reed Elsevier Group plc Growth Plan
Reed Elsevier Group plc Long-Term Incentive Plan 2010
(Full Title of the Plan)

Henry Z. Horbaczewski
Reed Elsevier Inc.
125 Park Avenue
23rd Floor
New York, New York 10017
(Name and address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
D. Rhett Brandon, Esq.
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017-3954
Telephone: (212) 455-2000
Facsimile: (212) 455-2502

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

Title of		Proposed maximum	Proposed maximum
securities to be	Amount to be	offering price per	aggregate offering	Amount of
registered	registered (1)	share (2)	price (2)	registration fee (2)
Reed Elsevier PLC Ordinary Shares, nominal value 14 51/116 pence each (3)	18,000,000 shares	$27.53	$123,885,000	$8,833.00
Reed Elsevier NV Ordinary Shares, nominal value 0.07 euros each (3)	12,000,000 shares	$20.78	$124,680,000	$8,889.68

(1)	Covers shares under the Reed Elsevier Group plc Lexis-Nexis Risk & Information Analytics Group Long Term Incentive Plan, the Reed Elsevier Group plc Bonus Investment Plan 2010, the Reed Elsevier Group plc Growth Plan and the Reed Elsevier Group plc Long-Term Incentive Plan 2010 (the “Plans”) and, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), an indeterminate number of additional shares which may be offered and issued pursuant to the Plans to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per share and the registration fee are based on the reported average of the high and low prices for the American Depositary Shares representing the Reed Elsevier PLC Ordinary Shares and the Reed Elsevier NV Ordinary Shares, as applicable, on the New York Stock Exchange on May 21, 2010.

(3)	Under certain circumstances, shares may be issued in the form of American Depositary Shares. A separate registration statement on Form F-6 (File No. 333-109805) is effective with respect to the American Depositary Shares represented by American Depositary Receipts issuable on a one-for-four basis for the Reed Elsevier PLC Ordinary Shares registered hereby upon deposit of such Ordinary Shares. A separate registration statement on Form F-6 (File No. 333-109804) is effective with respect to the American Depositary Shares represented by American Depositary Receipts issuable on a one-for-two basis for the Reed Elsevier NV Ordinary Shares registered hereby upon deposit of such Ordinary Shares.

PART I
PART II
Item 3. Incorporation of Documents by Reference.
Item 4. Description of Securities.
Item 5. Interests of Named Experts and Counsel.
Item 6. Indemnification of Directors and Officers.
Item 7. Exemption from Registration Claimed.
Item 8. Exhibits.
Item 9. Undertakings.
SIGNATURES
EX-4.1
EX-4.3
EX-4.4
EX-4.5
EX-4.6
EX-5.1
EX-5.2
EX-23.1
EX-23.2
EX-23.3

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The information specified in Item 1 and Item 2 of Part I of the Registration Statement on Form S-8 (the “Registration Statement”) is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Registration Statement. The documents containing the information specified in Part I will be delivered to the participants in the Plans covered by this Registration Statement as required by Rule 428(b)(1).
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     Reed Elsevier PLC and Reed Elsevier NV hereby incorporate by reference in this Registration Statement the following documents which are on file with the Securities and Exchange Commission (the “Commission”):
(a)	The combined Annual Report of Reed Elsevier PLC and Reed Elsevier NV on Form 20-F filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the fiscal year ended December 31, 2009;

(b)	All other reports filed by Reed Elsevier PLC or Reed Elsevier NV, respectively, pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2009; and

(c)	The description of the share capital of Reed Elsevier PLC and Reed Elsevier NV contained in the amended registration statement on Form 20-F/A, Registration No. 1-3334, filed with the Commission under the Exchange Act on September 22, 1994, as amended by the description of the Memorandum and Articles of Association in Item 10 of each of the following annual reports on Form 20-F: the annual report on Form 20-F for fiscal year 2000, filed with the Commission on March 13, 2001; the annual report on Form 20-F for fiscal year 2002, filed with the Commission on March 10, 2003; the annual report on Form 20-F for fiscal year 2005, filed with the Commission on March 16, 2006; the annual report on Form 20-F for fiscal year 2007, filed with the Commission on March 20, 2008; and the annual report on Form 20-F for fiscal year 2008, filed with the Commission on March 13, 2009 (including any additional amendments or reports filed for purposes of updating such description).
     All documents filed by Reed Elsevier PLC and Reed Elsevier NV pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.
Item 6. Indemnification of Directors and Officers.
     The United Kingdom Companies Act of 2006 (the “Act”) does not permit a company to indemnify a director or an officer of the company against any liability which by virtue of any rule of law would otherwise attach to him in respect of negligence, default, breach of duty or breach of trust in relation to the company. Subject to the provisions of the Act, but without prejudice to any indemnity to which the person concerned may otherwise be entitled, Reed Elsevier PLC’s Articles of Association provides that every director or officer of the Company shall be indemnified out of the assets of the Company against any liability incurred by him for negligence, default, breach of duty or breach of trust in relation to the affairs of the Company, to the extent that such indemnification would not be treated as void under the Act.
     To the extent permissible by Dutch law, and subject to the provisions of Reed Elsevier NV’s Articles of Association, each member of the Executive Board and of the Supervisory Board shall be indemnified and held harmless against the financial consequences of any and all liabilities, claims, judgements, fines, expenses and penalties incurred as a result of any threatened, pending or completed action, investigation or other proceeding, whether civil, criminal brought by any party other then the Company itself or its Group companies, in relation to acts of omissions performed or committed in that person’s capacity as a member of the Executive Board or of the Supervisory Board.
     Reed Elsevier PLC and Reed Elsevier NV have directors’ and officers’ liability insurance policies that insure directors and officers against the cost of defense, settlement or payment of claims and judgments under certain circumstances.
Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits.
     The following exhibits are filed as part of this Registration Statement:

4.1	Articles of Association of Reed Elsevier PLC (filed herewith)

4.2	Articles of Association of Reed Elsevier NV (incorporated by reference from Exhibit 1.2 to the 2009 Annual Report on Form 20-F filed with the Commission on March 18, 2010)

4.3	Reed Elsevier Group plc Bonus Investment Plan 2010, adopted by the directors of Reed Elsevier Group plc on April 21, 2010 (filed herewith)

4.4	Reed Elsevier Group plc Growth Plan, adopted by the directors of Reed Elsevier Group plc on April 21, 2010 (filed herewith)

4.5	Reed Elsevier Group plc Lexis-Nexis Risk & Information Analytics Group Long Term Incentive Plan, adopted by the Reed Elsevier Group plc Remuneration Committee on June 24, 2009 (filed herewith)

4.6	Reed Elsevier Group plc Long Term Incentive Plan 2010, adopted by the directors of Reed Elsevier Group plc on April 21, 2010 (filed herewith)

5.1	Opinion of S.J. Cowden, General Counsel and Company Secretary of Reed Elsevier PLC, as to the validity of the Reed Elsevier PLC Ordinary Shares

5.2	Opinion of J. van der Woude, Company Secretary of Reed Elsevier NV, as to the validity of the Reed Elsevier NV Ordinary Shares

23.1	Consent of Deloitte LLP, London, England, regarding the consolidated financial statements of Reed Elsevier PLC

23.2	Consent of Deloitte Accountants B.V., Amsterdam, The Netherlands, regarding the consolidated financial statements of Reed Elsevier NV

23.3	Consent of Deloitte LLP, London, England, and Deloitte Accountants B.V., Amsterdam, The Netherlands, regarding the combined financial statements of Reed Elsevier PLC and Reed Elsevier NV

23.4	Consent of S.J. Cowden, General Counsel and Company Secretary of Reed Elsevier PLC, (included as part of Exhibit 5.1)

23.5	Consent of J. van der Woude, Company Secretary of Reed Elsevier NV, (included as part of Exhibit 5.2)

24.1	Powers of Attorney
Item 9. Undertakings.
(a) Each of the undersigned registrants hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act.

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by such registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of such registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of London, England on May 24, 2010.

REED ELSEVIER PLC Registrant		REED ELSEVIER NV Registrant

By:	/s/ Erik Engstrom	By:	/s/ Erik Engstrom
	Erik Engstrom		Erik Engstrom
	Chief Executive Officer		Member, Executive Board & Chief Executive Officer
POWER OF ATTORNEY
     Know all persons by these presents, that each person whose signature appears below constitutes and appoints Stephen J. Cowden, Leslie Dixon, Jans van der Woude and Henry Z. Horbaczewski and each of them (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full power of substitution, and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute one or more Registration Statements on Form S-8 relating to shares of The Reed Elsevier Group plc Lexis-Nexis Risk & Information Analytics Group Long Term Incentive Plan, The Reed Elsevier Group plc Bonus Investment Plan 2010, The Reed Elsevier Group plc Growth Plan, and The Reed Elsevier Group plc Long-Term Incentive Plan 2010 to sign any and all amendments or supplements to such Registration Statement (including post-effective amendments) and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
     This Power of Attorney has been signed below by the following persons in the capacities indicated as of the 24th day of May, 2010.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated below on May 24, 2010:
REED ELSEVIER PLC

SIGNATURE	TITLE

/s/ Erik Engstrom	Chief Executive Officer
Erik Engstrom	(Principal Executive Officer)

/s/ Mark Armour	Chief Financial Officer
Mark Armour	(Principal Financial and Accounting Officer)

/s/ Mark Elliott Mark Elliott	Director

/s/ Anthony Habgood Anthony Habgood	Chairman and Director

/s/ Lisa Hook Lisa Hook	Director

/s/ Robert Polet Robert Polet	Director

/s/ Andrew Prozes Andrew Prozes	Director

/s/ David Reid David Reid	Director

/s/ Lord Sharman of Redlynch	Director
Lord Sharman of Redlynch

SIGNATURE	TITLE

/s/ Ben van der Veer Ben van der Veer	Director

/s/ Henry Z. Horbaczewski	Authorized U.S. Representative
Henry Z. Horbaczewski

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated below on May 24, 2010:
REED ELSEVIER NV

SIGNATURE	TITLE

/s/ Erik Engstrom	Chief Executive Officer
Erik Engstrom	(Principal Executive Officer)

/s/ Mark Armour Mark Armour	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Mark Elliott Mark Elliott	Member of the Supervisory Board

/s/ Anthony Habgood	Chairman of the Supervisory Board
Anthony Habgood

/s/ Lisa Hook	Member of the Supervisory Board
Lisa Hook

/s/ Marike van Lier Lels	Member of the Supervisory Board
Marike van Lier Lels

/s/ Robert Polet	Member of the Supervisory Board
Robert Polet

/s/ Andrew Prozes	Member of the Executive Board
Andrew Prozes

/s/ David Reid	Member of the Supervisory Board
David Reid

/s/ Lord Sharman of Redlynch	Member of the Supervisory Board
Lord Sharman of Redlynch

SIGNATURE	TITLE

/s/ Ben van der Veer	Member of the Supervisory Board
Ben van der Veer

/s/ Henry Z. Horbaczewski	Authorized U.S. Representative
Henry Z. Horbaczewski